UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2014

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed under Item 2.03 is hereby incorporated hereunder by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 16, 2014, Portfolio Recovery Associates, Inc. (the "Company"), through a wholly owned subsidiary, completed the purchase of the outstanding equity (the "Transaction") of Aktiv Kapital AS ("Aktiv") from Geveran Co., Ltd. ("Geveran"), for a purchase price of approximately $872.6 million, and assumed approximately $431.3 million of Aktiv’s corporate debt, resulting in an acquisition of estimated total enterprise value of $1.3 billion. The Company financed the Transaction with cash of $217.7 million, $169.9 million in financing from an affiliate of the seller, and $485.0 million from the Company’s domestic, revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Transaction, the Company executed a promissory note (the "Loan Note"), pursuant to which the Company is obligated to pay Metrogas Holdings Inc., an affiliate of Geveran, or its permitted successor an aggregate amount of $169.9 million plus interest accruing at LIBOR plus 3.75%. Interest accrues quarterly. Principal plus any accrued but unpaid interest is due on the maturity date. The Company may pay the whole or any part of the principal balance plus any accrued but unpaid interest prior to the maturity date upon giving not less than seven business days prior notice. The Loan Note matures on July 16, 2015, is unsecured, and contains customary events of default which may result in the Loan Note becoming immediately due and payable. The foregoing description of the Loan Note does not purport to be complete and is qualified in its entirety by the full text of such document.

Item 7.01 Regulation FD Disclosure.

On July 16, 2014, the Company issued a press release announcing the closing of the Transaction. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements for Aktiv called for by Item 9.01(a) are not being filed herewith, but will be filed on an amended Form 8-K at a future date, no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The required pro forma financial information called for by Item 9.01(b) are not being filed herewith, but will be filed on an amended Form 8-K at a future date, no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit 99.1 – Press release dated July 16, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

July 16, 2014	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 16, 2014.